EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

THIRD QUARTER OF FISCAL 2009

Calabasas Hills, CA — October 22, 2009 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the third quarter of fiscal 2009, which ended on September 29, 2009.

Total revenues were $400.6 million in the third quarter of fiscal 2009 as compared to $405.1 million in the prior year third quarter.  Net income and diluted net income per share were $16.3 million and $0.27, respectively.

In the third quarter of fiscal 2009, the Company recorded an approximate $2.0 million pre-tax charge.  The charge resulted from a payment to partially unwind an interest rate collar on a portion of the outstanding balance on the Company’s revolving credit facility.  This item reduced reported diluted net income per share by approximately $0.02.  Excluding this item, net income was $17.5 million, an increase of 48.2% from the prior year third quarter, and diluted net income per share was $0.29, an increase of 52.6% from the prior year period.

Operating Results

Comparable restaurant sales decreased 2.8% in the third quarter of fiscal 2009 from the third quarter of the prior year.  By concept, comparable restaurant sales decreased 2.4% and 6.0% at The Cheesecake Factory and Grand Lux Cafe, respectively, in the third quarter of fiscal 2009 from the third quarter of the prior year.

“We achieved significant year-over-year growth in net income and earnings per share in the third quarter, driven by a third consecutive quarter of moderate gains in comparable restaurant sales and solid execution on our cost management initiatives,” said David Overton, Chairman and CEO.

“In the third quarter, we extended the progress that we made in the first half of the year across our key priorities.  We realized over $8 million in cost savings this quarter, yet saw another step up in guest satisfaction scores, as guests continued to recognize our commitment to them.  During our summer menu change, we rolled out an expanded Small Plates & Snacks menu, a Kid’s menu and introduced one of the most successful new cheesecakes in our history.  Quality, innovation, relevance and choice define our menu and guests are responding positively to this.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

“Financial discipline is also a top priority and we further reduced our outstanding debt balance during the third quarter, which we believe will provide us with greater financial flexibility.  In all, our team is doing a very good job of managing our business in a consistent way through the ongoing difficult economic environment and strongly positioning our Company for the future,” concluded Overton.

Debt Repayment

During the third quarter of fiscal 2009, the Company reduced the balance on its revolving credit facility by $50 million and repaid an additional $25 million early in the fourth quarter of fiscal 2009.  The current outstanding balance on the Company’s revolving credit facility is $125 million.

Conference Call and Webcast

A conference call to review the Company’s results for the third quarter of fiscal 2009 will be held today at 2:00 p.m. Pacific Time.  The conference call will be broadcast live over the Internet and a replay will be available shortly after the call and continue through November 22, 2009.  To listen to the conference call, please go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the start of the call to register and download any necessary audio software. Click on the “Investors” link on the home page and select the conference call link at the top of the page.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 146 restaurants throughout the U.S. under The Cheesecake Factory® name with an extensive menu of more than 200 items and fiscal 2008 average annual unit sales of approximately $9.8 million.  Grand Lux Cafe®, the Company’s second concept, has 13 units in operation across the U.S. offering a broad menu of more than 150 items and average annual unit sales of approximately $10.6 million in fiscal 2008.  The Company also operates RockSugar Pan Asian Kitchen®, and two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  For more information, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding debt reduction and its expected impact on our future financial flexibility.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to: our ability to realize the expected benefits from lower debt levels; factors outside of the Company’s control that impact consumer confidence and spending; current and future macro national and regional economic and credit market conditions; changes in national and regional unemployment rates; the economic health of our landlords and other tenants in shopping centers in which we are located; the economic health of suppliers, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which our restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission (SEC), as set forth below.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC and which are available at www.sec.gov.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

Consolidated Statements of Operations

	13 Weeks Ended		13 Weeks Ended		39 Weeks Ended		39 Weeks Ended
	September 29, 2009		September 30, 2008		September 29, 2009		September 30, 2008
	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue	Amounts	Percent of Revenue
Revenues	$400,640	100.0%	$405,116	100.0%	$1,201,378	100.0%	$1,206,053	100.0%
Costs and expenses:
Cost of sales	95,777	23.9%	104,177	25.7%	293,147	24.4%	309,456	25.7%
Labor expenses	131,987	32.9%	134,724	33.2%	400,370	33.3%	400,439	33.2%
Other operating costs and expenses	102,341	25.5%	103,664	25.6%	303,354	25.3%	295,805	24.5%
General and administrative expenses	23,917	6.0%	21,360	5.3%	71,402	5.9%	61,914	5.1%
Depreciation and amortization expenses	18,688	4.7%	18,055	4.5%	56,046	4.7%	54,509	4.5%
Preopening costs	594	0.2%	2,113	0.5%	2,783	0.2%	9,218	0.8%
Total costs and expenses	373,304	93.2%	384,093	94.8%	1,127,102	93.8%	1,131,341	93.8%
Income from operations	27,336	6.8%	21,023	5.2%	74,276	6.2%	74,712	6.2%
Interest expense	(5,594)	(1.4)%	(3,880)	(1.0)%	(18,083)	(1.5)%	(11,499)	(1.0)%
Interest income	40	—	410	0.1%	349	—	1,528	0.1%
Other income/(expense), net	236	0.1%	(142)	—	691	0.1%	(256)	—
Income before income taxes	22,018	5.5%	17,411	4.3%	57,233	4.8%	64,485	5.3%
Income tax provision	5,760	1.4%	5,628	1.4%	14,387	1.2%	19,272	1.6%
Net income	$16,258	4.1%	$11,783	2.9%	$42,846	3.6%	$45,213	3.7%

Basic net income per share	$0.27		$0.19		$0.72		$0.69
Basic weighted average shares outstanding	59,359		62,339		59,337		65,308

Diluted net income per share	$0.27		$0.19		$0.71		$0.69
Diluted weighted average shares outstanding	60,328		62,490		60,224		65,591

Selected Segment Information

Revenues:
Restaurants	$386,546	$390,849	$1,159,787	$1,162,137
Bakery	27,877	27,457	79,417	81,276
Intercompany bakery sales	(13,783)	(13,190)	(37,826)	(37,360)
	$400,640	$405,116	$1,201,378	$1,206,053
Income from operations:
Restaurants	$47,545	$40,069	$136,075	$128,644
Bakery	3,797	2,744	9,909	8,790
Corporate	(24,006)	(21,790)	(71,708)	(62,722)
	$27,336	$21,023	$74,276	$74,712

Selected Consolidated Balance Sheet Information

	September 29, 2009	December 30, 2008
Cash and cash equivalents	$82,301	$80,365
Investments and marketable securities	—	996
Total assets	1,077,461	1,142,630
Long-term debt	150,000	275,000
Total liabilities	567,640	690,064
Stockholders’ equity	509,821	452,566

Supplemental Information

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	September 29, 2009	September 30, 2008	September 29, 2009	September 30, 2008
Comparable restaurant sales percentage change	(2.8)%	(4.8)%	(3.1)%	(3.7)%
Restaurants opened during period	—	—	1	5
Restaurants open at period-end	160	157	160	157
Restaurant operating weeks	2,080	2,041	6,233	6,034

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present the third quarter and year-to-date fiscal 2009 changes to net income and diluted net income per share excluding the impact from certain items.  Additional detail regarding these items can be found on the first page of this press release, in the Company’s press release issued on July 23, 2009 and its Form 10-Q for the period ending June 30, 2009, which was filed with the Securities and Exchange Commission on August 6, 2009.

The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.  The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

	13 Weeks Ended		39 Weeks Ended
	September 29, 2009	September 30, 2008	September 29, 2009	September 30, 2008
	(unaudited; in thousands, except per share data)
Net income (GAAP)	$16,258	$11,783	$42,846	$45,213
Partial unwinding of interest rate collar in 3Q09, after-tax (1)	1,208	—	1,208	—
Chairman and CEO employment agreement in 2Q09, after-tax (2)	—	—	1,530	—
Unwinding of interest rate collar in 2Q09, after-tax (3)	—	—	1,950	—
Realization of investment in variable life insurance contract in 2Q09 (4)	—	—	(668)	—
Net income (non-GAAP)	$17,466	$11,783	$46,866	$45,213

Diluted net income per share (GAAP)	$0.27	$0.19	$0.71	$0.69
Partial unwinding of interest rate collar in 3Q09, after-tax	0.02	—	0.02	—
Chairman and CEO employment agreement in 2Q09, after-tax	—	—	0.03	—
Unwinding of interest rate collar in 2Q09, after-tax	—	—	0.03	—
Realization of investment in variable life insurance contract in 2Q09	—	—	(0.01)	—
Diluted net income per share (non-GAAP)	$0.29	$0.19	$0.78	$0.69

(1)          The pre-tax amount associated with this item is $2,014 and is recorded in interest expense in 3Q09.

(2)          The pre-tax amount associated with this item is $2,550 and was recorded in general and administrative expenses in 2Q09.

(3)          The pre-tax amount associated with this item is $3,250 and was recorded in interest expense in 2Q09.

(4)          The item is non-taxable and was recorded in other (expense)/income, net in 2Q09.

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